UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

URBAN-GRO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39933	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, Colorado 80026

(Address and Zip Code of principal executive offices)

(720) 390-3880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

ELOC Purchase Agreement

On February 4, 2026, the Company entered into an equity purchase agreement (the “ELOC Purchase Agreement”) with Hudson Global Ventures, LLC (the “Investor”), pursuant to which the Company has the right, but not the obligation, to direct the Investor to purchase up to $25,000,000 of the Company’s common stock (the “ELOC Shares”) upon satisfaction of certain terms and conditions contained in the ELOC Purchase Agreement. Sales of the ELOC Shares, if any, are subject to certain limitations, and may occur from time to time at the Company’s sole discretion over the approximately 24-month period commencing on the date of execution of the ELOC Purchase Agreement, unless the ELOC Purchase Agreement is earlier terminated pursuant to its terms.

The Investor has no right to require any sales by the Company, but is obligated to make purchases at the Company’s direction subject to certain conditions. Each purchase must involve an aggregate amount of shares of the Company’s common stock of at least $25,000 but not exceeding the lesser of (i) $2,000,000 or (ii) 200% of the average daily trading volume of the common stock during the three trading days immediately before the date the Company directs the Investor to purchase the shares of common stock (the “Put Notice Date”).

The purchase price to be paid by the Investor for the ELOC Shares will be the lesser of (i) ninety percent (90%) of the average of the three lowest traded prices of the Company’s common stock during the ten trading days immediately preceding the date of the Put Notice (as defined in the ELOC Purchase Agreement) and (ii) ninety percent (90%) of the lowest traded price of the Company’s common stock on any trading day during the period beginning on the date of delivery of the Put Notice and continuing through the date that is three trading days immediately following the Clearing Date (as defined in the ELOC Purchase Agreement).

Actual sales of ELOC Shares to the Investor from time to time will depend on a variety of factors, including, without limitation, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds that the Company may receive under the ELOC Purchase Agreement, if any, cannot be determined at this time, since the amount will depend on the frequency and prices at which the Company sells ELOC Shares to the Investor, the Company’s ability to meet the conditions of the ELOC Purchase Agreement, the other limitations, terms and conditions of the ELOC Purchase Agreement, and any impacts of the beneficial ownership limitation (described below).

As consideration for the Investor’s execution and delivery of the ELOC Purchase Agreement, the Company issued to the Investor certain common stock purchase warrant for the purchase of 55,556 shares of the common stock at an exercise price of $12.50 per share, subject to adjustment (the “Warrant”). Under the Warrant, the Investor may exercise the Warrant during the period commencing on February 4, 2026 and ending on 5:00 p.m. eastern standard time on the date that is five (5) years after February 4, 2026. In addition, the Company will pay up to $20,000.00 to the Investor’s legal counsel for the Investor’s expenses relating to the preparation of the ELOC Purchase Agreement.

The ELOC Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

The Company must obtain stockholder approval to issue an aggregate number of shares of common stock to the Investor, under the ELOC Purchase Agreement, in excess of 136,845 shares of common stock outstanding immediately prior to the execution of the ELOC Purchase Agreement.

In connection with the ELOC Purchase Agreement, the Company also entered a registration rights agreement with the Investor on February 4, 2026 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is obligated to file with the SEC a registration statement for the resale by the Investor of a specified number of shares of the Company’s Common Stock issuable according to the ELOC Purchase Agreement. The Company agreed to file such registration statement within forty-five (45) days of the execution of the ELOC Purchase Agreement, and to file one or more additional registration statements if necessary.

Unless earlier terminated as provided in the ELOC Purchase Agreement, the ELOC Purchase Agreement will terminate automatically on the earliest to occur of: (i) twenty-four (24) months after the execution of the ELOC Purchase Agreement, (ii) the date on which the Investor shall have purchased the maximum amount of ELOC Shares issuable under the ELOC Purchase Agreement, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Purchase Agreement.

Pursuant to the ELOC Purchase Agreement, as long as the ELOC Purchase Agreement is effective, the Company agreed not, without the prior written consent of the Investor, to enter into an agreement whereby the Company has the right to “put” its securities to an investor or underwriter over an agreed period of time and at an agreed price or price formula. Additionally, the Company agreed, without the prior written consent of the Investor, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock (a) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) issues securities at a future determined price (a “Variable Rate Transaction”), provided, however, that an Equity Line of Credit shall not be deemed to be a Variable Rate Transaction.

In connection with the ELOC Purchase Agreement, the Company has reserved 200,000 shares of Common Stock with the Transfer Agent for issuance in connection with a Put Notice and/or an Exercise Notice. Such Reserve Shares do not represent issued or outstanding shares and are not being registered for resale pursuant to this registration statement.

The ELOC Purchase Agreement and Warrant were executed prior to the Company's 1-for-25 reverse stock split effected on February 9, 2026. All share numbers and per-share prices in this Current Report have been adjusted to reflect the reverse stock split. Under the terms of the Warrant, the exercise price and number of shares issuable upon exercise automatically adjusted upon the reverse stock split.

The foregoing descriptions of the ELOC Purchase Agreement, the Warrant and the Registration Rights Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Loan Agreement

On February 4, 2026, the Company entered into a business loan and security agreement (the “Loan Agreement”) with an effective date of February 3, 2026 (the “Effective Date”) by and among, Agile Capital Funding, LLC, Agile Lending , LLC, a Virginia limited liability company, each an existing lender to the Company and each assignee that becomes a party pursuant to Section 12.1 of the Loan Agreement (the “Lenders”), the Company and urban-gro Canada Technologies Inc., a wholly owned subsidiary of the Company (individually, collectively, jointly and severally, the “Guarantors”). The Company expects to use the proceeds for general working capital purposes, with a primary focus on vendor payments related to the Company’s efforts to comply with Nasdaq requirements.

Pursuant to the Loan Agreement, the Lenders extended to the Company a term loan of $105,000.00 (the “Term Loan”) to be used to fund the Company’s general business requirements. The Loan Agreement is for a term of twenty-eight weeks from the Effective Date (the “Maturity Date”) and includes an administrative agent fee of $5,000.00 to be remitted to Agile Capital Funding, LLC which was added to the amount of the loan. The Company may make a full prepayment or partial prepayment of the Term Loan, however, upon the prepayment of any principal amount, the Company shall be obligated to pay a premium payment of such principal so paid, which shall be equal to the aggregate and actual amount of interest that would be paid through the Maturity Date (the “Prepayment Fee”); provided however that, if the Company makes a prepayment within 90 calendar days after the Effective Date, the Company will receive the discounted Prepayment Fee that is included in Exhibit E to the Loan Agreement. The Loan contains standard events of default and representations and warranties by the Company and the Lenders including a mandatory prepayment, and an additional five (5%) percent interest rate following the occurrence of an event of default.

The term loan is evidenced by a confessed judgment secured promissory note issued by the Company to the Lenders (the “Promissory Note”). Pursuant to the Loan Agreement, upon an event of default, the Lenders will receive a security interest in certain of the Company’s assets, subject to certain exceptions.

The foregoing descriptions of the Loan Agreement and the Promissory Note do not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and Promissory Note, copies of which are filed as Exhibit 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Common Stock Purchase Warrant dated February 4, 2026
10.1	Equity Purchase Agreement dated February 4, 2026, by and between urban-gro, Inc. and Hudson Global Ventures, LLC
10.2	Registration Right Agreement dated February 4, 2026, by and between urban-gro, Inc. and Hudson Global Ventures, LLC
10.3*	Loan Agreement dated February 4, 2026 between urban-gro, Inc. and Agile Lending, LLC
10.4	Promissory Note dated February 4, 2026 between urban-gro, Inc. and Agile Lending, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: February 9, 2026	By:	/s/ Bradley Nattrass
		Name:	Bradley Nattrass
		Title:	Chairman and Chief Executive Officer

4